Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

GENERAL MILLS, INC.

FLOATING RATE CONVERTIBLE SENIOR NOTES DUE APRIL 11, 2037

CUSIP Numbers: 370334 BC7 and 370334 BD5

Pursuant to the Company Repurchase Notice

dated March 12, 2008

This Notice of Withdrawal relates to the repurchase of Floating Rate Convertible Senior Notes Due April 11, 2037 (each, a “Note” and, collectively, the “Notes”) of General Mills, Inc., a Delaware corporation (“General Mills”), at the option of the holder thereof (the “Put Option”), pursuant to the terms and conditions specified in paragraph 6 of the Notes and as set forth in the Company Repurchase Notice dated March 12, 2008 (the “Company Repurchase Notice”) of General Mills relating to the Put Option and the Indenture, dated as of April 11, 2007 (the “Indenture”), between General Mills and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”). General Mills has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Notes.

To withdraw Notes that have been surrendered for payment, the registered holder must submit, and the Paying Agent must receive, this completed and signed Notice of Withdrawal no later than 5:00 p.m., New York City time, on Friday, April 11, 2008 (the “Repurchase Date”). You bear the risk of untimely withdrawal of previously surrendered Notes. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Repurchase Date. Unless already accepted by General Mills for payment pursuant to the Put Option, Notes surrendered for repurchase may also be withdrawn at any time after 12:00 midnight, New York City time, on Wednesday, May 7, 2008 (the date which is 40 business days after the date of the Company Repurchase Notice) by holders who submit to the Paying Agent this completed and signed Notice of Withdrawal.

The Paying Agent is:

The Bank of New York Trust Company, N.A.

The Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

101 Barclay Street – 7 East

New York, New York 10286

Attention: David Mauer

Tel.: (212) 815-3687

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Repurchase Notice and the accompanying Repurchase Notice relating to General Mills’ obligation to repurchase for cash, at the option of the holder thereof, each $1,000 principal amount of the Notes at a repurchase price (the “Repurchase Price”) equal to 100% of the principal amount, together with accrued interest from, and including, the Repurchase Date to, and including, Sunday, April 13, 2008, subject to the terms and conditions of the Indenture and the Notes.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw Notes surrendered pursuant to the Put Option if delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Notes for Repurchase” in the Company Repurchase Notice. The Trustee has informed General Mills that, as of the date of the Company Repurchase Notice, all custodians and beneficial holders of the Notes held the Notes through DTC accounts and that there were no certificated Notes in non-global form. Accordingly, all Notes previously surrendered for repurchase must be withdrawn pursuant to the withdrawal procedures of DTC.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for repurchase to General Mills of the Notes described below, which Notes were previously surrendered for repurchase pursuant to the Put Option.

The undersigned understands that the withdrawal of Notes previously surrendered for repurchase effected by this Notice of Withdrawal may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for repurchase. Such withdrawn Notes may be resurrendered for repurchase only by following the procedures for surrendering set forth in the Company Repurchase Notice and in the accompanying Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

* * *

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)(1)	Notes Being Withdrawn (Attach additional signed list, if necessary)

Principal Amount Represented by Notes

	Total Amount Being Withdrawn	$_________,000

(1) Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY

☐         CHECK HERE IF THE NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SIGN HERE

(To Be Completed by All Registered Holders of Notes Being Withdrawn)

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Date:	, 2008

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:	, 2008